 For Immediate Release
                                                                                                         Contacts:  Courtney Courtney Guertin,
Corporate Communications Manager
401-457-9501
courtney.guertin@linmedia.com
Richard Schmaeling, Chief Financial Officer
401-457-9510
richard.schmaeling@linmedia.com

LIN TV Corp. Announces Full First Quarter 2010 Results

PROVIDENCE, RI, April 22, 2010 – LIN TV Corp. (NYSE: TVL), a local television and multimedia company, today reported its first quarter 2010 results.

Summary of Results for the First Quarter Ended March 31, 2010

•	Net revenues increased by 23% to $91.8 million, compared to $74.5 million for the first quarter of 2009.

•	Political revenues increased by $2.9 million to $3.4 million, compared to $0.5 million for the same quarter in 2009.

•	Digital revenues, which include Internet advertising revenues and retransmission consent fees, increased by 47% to $13.2 million, compared to $8.9 million for the first quarter of 2009.

•
General operating expenses increased by 4% from $63.3 million in the first quarter 2009, to $66.1 million in the first quarter of 2010, reflecting primarily incremental operating expense associated with the acquisition of RMM in 2009.  Excluding RMM, general operating expenses decreased 2% to $62.2 million in the first quarter of 2010.

•	Operating income was $16.3 million, compared to operating income of $4.8 million in the first quarter of 2009.

•
Net income per diluted share was $0.06, compared to net income per diluted share of $0.48 in the first quarter of 2009, which included income of $0.56 per share attributable to a gain on extinguishment of debt.

Commenting on first quarter 2010 results, the Company’s President and Chief Executive Officer Vincent L. Sadusky said: “As the U.S. economy continues its recovery, advertisers are investing their marketing budgets in TV. Significantly increased demand for TV ad time, coupled with the growth of our digital business, has led to a strong start in 2010.”

Operating Highlights

TV Station Ratings and Revenue

•	Eleven of the Company’s Nielsen rated news stations ranked number one or number two in their markets during the 6pm newscast.1
•	Nine of the Company’s Nielsen rated news stations grew share during the 5pm to 6pm news daypart with adults 25-54.2

•
Core local and national advertising sales combined, which excludes political advertising sales, increased by 17% to $84.3 million, compared to $72.3 million for the first quarter of 2009. Advertising categories for which revenues increased for the first quarter of 2010, compared to the same quarter last year, were automotive, retail, restaurants, and financial services. The automotive category, which represented 23% of our core advertising sales for the quarter, increased by 54% to $19.3 million, compared to $12.5 million for the first quarter of 2009. The retail category, which represented 16% of Company’s core advertising sales for the first quarter of 2010, increased 10% compared to the same quarter last year.

Digital and Interactive Initiatives

•
Retransmission consent fees increased 16% in the first quarter of 2010, compared to the same period in 2009, primarily due to contractual rate increases in per subscriber fees, and an increase in subscriber levels compared to the first quarter of 2009.

•
Internet advertising and other interactive revenues increased 151% for the first quarter of 2010, which includes incremental revenues from the October 2009 acquisition of RMM, compared to the first quarter of 2009.

•
The Company delivered 734 million advertising impressions and 205 million user actions across the Company’s station web sites. Average time on site was 20 minutes and 21 seconds for the first quarter of 2010.

•	81% of the Company’s station web sites ranked number one in their local market for time spent on site compared to their broadcast media competitors3.

•	The Company delivered 28 million video views in the first quarter of 2010.

•	Mobile impressions, which includes usage of the Company’s iPhone and Blackberry applications, for the first quarter of 2010 were 42 million.

Operating Expenses

•
General operating expenses increased by $2.8 million, or 4%, primarily due to incremental direct operating, selling, general and administrative expenses associated with RMM. Operating expenses at our television stations and corporate offices decreased 1% compared to the same quarter in the prior year.

•	During the first quarter of 2010, the Company recognized a restructuring charge of $2.1 million, primarily related to headcount reductions in the news and finance functions.

Key Balance Sheet and Cash Flow Items

Total debt outstanding at March 31, 2010 was $667.3 million, as compared to $683.0 million at December 31, 2009.  Unrestricted cash and cash equivalent balances at March 31, 2010 were $9.7 million, as compared to $11.1 million at December 31, 2009.  During the quarter ended March 31, 2010, the Company paid $4.0 million of principal on its term loan balance.  The Company’s outstanding revolving credit facility balance was $192.0 million at March 31, 2010, as compared to $204.0 million at December 31, 2009, with $33.0 million available for borrowing under that facility.  Consolidated leverage, as defined in the Company’s credit agreement, was 6.4x as of March 31, 2010 compared to 7.6x as of December 31, 2009.  Other components of cash flow for the first quarter of 2010 included cash capital expenditures of $4.0 million, and cash payments for programming of $7.1 million.

Subsequent Event

On April 12, 2010 LIN Television Corporation (“LIN Television”) completed the issuance and sale of $200.0 million in aggregate principal of 8⅜% Senior Notes due 2018 (the “Notes”). The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.  On the closing date, LIN Television applied net proceeds of $195.3 million to repay $148.9 million and $45.9 million respectively, of outstanding principal on the Company’s revolving credit facility and term loan, plus accrued interest.  After completion of the offering and repayments of borrowings under the senior secured credit facility, the remaining commitment under the Company’s revolving credit facility was $76.1 million.

Business Outlook

The results presented in this release, including all of the amounts discussed in this Business Outlook section, reflect the classification of the operations of the Banks Broadcasting, Inc. joint venture as discontinued operations for all periods presented. The Company has provided historical quarterly financial information for its continuing operations on its web site.  Interested parties should go to www.linmedia.com and in the “Investor Relations” section, click on “Financial Reports & Releases,” then “Quarterly and Other Reports” and then “Supplemental Financial Data.”

Based on current sales order pacings, which reflect an accelerating broadcast advertising recovery, the Company expects that second quarter 2010 net revenues will increase in the range of 20% to 26% (or $16.4 million to $21.4 million), compared to net revenues of $82.5 million for the second quarter of 2009.

In addition, the Company expects that its direct operating and selling, general and administrative expenses, which include variable sales related expenses, will increase in the range of 11% to 16% (or $5.6 million to $8.1 million) for the second quarter of 2010 compared to reported expenses of $51.3 million for the second quarter of 2009. Excluding RMM, expenses are expected to increase in the range of 3% to 7% for the second quarter of 2010 compared to the same quarter in 2009. For the full year, the Company expects station direct operating and selling, general and administrative expenses will increase in the range of 7% to 10% (or $15.1 million to $20.1 million) compared to reported expenses of $209.5 million for 2009. Excluding RMM, expenses are expected to be up slightly for 2010 compared to 2009 due to increasing sales commissions.

The Company’s current outlook for revenues, expenses and cash flow items for the second quarter and full year 2010, excluding special items, are anticipated to be in the following ranges:

	Second Quarter 2010	Full Year 2010
Net advertising revenues	$82.0 to $84.0 million
Net digital revenues	$14.4 to $16.4 million
Network comp/Barter/Other revenues	$2.5 to $3.5 million
Total net revenues	$98.9 to $103.9 million
Direct operating and selling, general and administrative expenses(1)	$56.9 to $59.4 million	$224.6 to $229.6 million
Station non-cash stock-based compensation expense	$0.3 to $0.5 million	$0.7 to $1.9 million
Amortization of program rights	$5.5 to $6.0 million	$23.0 to $25.0 million
Cash payments for programming	$7.0 to $7.5 million	$26.0 to $29.5 million
Corporate expense(1)	$5.0 to $5.8 million	$19.7 to $21.4 million
Corporate non-cash stock-based compensation expense	$0.3 to $0.8 million	$1.0 to $2.5 million
Depreciation and amortization of intangibles	$7.0 to $8.0 million	$30.0 to $32.0 million
Cash capital expenditures	$6.0 to $7.0 million	$15.0 to $17.0 million
Cash interest expense	$10.9 to $11.5 million	$42.9 to $43.9 million
Principal amortization of the term loan	$0.8 million	$6.5 million
Cash taxes	$0.2 to $0.3 million	$0.0 million
Effective tax rate	36% to 37%	36% to 37%
Distributions from equity investments	$0.2 million	$0.2 million
(1) Includes non-cash stock-based compensation expense.

The Company advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see the “Forward Looking Statements” heading below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call

The Company will hold a conference call to discuss its first quarter results today, April 22, 2010, at 9:00 AM Eastern Time.  To participate in the call, please dial 1-877-340-7912 for U.S. callers and 1-719-325-4798 for international callers.  The call-in pass code is 6348996. Callers who intend to participate in the call should dial-in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from The Company’s website, www.linmedia.com, and can be accessed there through a link on the home page. For those unavailable to participate in the live teleconference, a replay can be accessed via the Investor Relations section of www.linmedia.com or by dialing 1-888-203-1112 and entering the same pass code as above.  The telephone replay will be available through May 6, 2010.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance. Non-GAAP financial measures such as Broadcast Cash Flow (BCF), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Free Cash Flow (FCF) should not be viewed as alternatives or substitutes for GAAP reporting.  However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts.  As a result, these non-GAAP measures can provide certain additional insight about the market value of the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its business.  The Company makes available reconciliations of its operating income (loss), a GAAP reporting measure, to BCF, Adjusted EBITDA and FCF on the Company’s web site.  In addition, the Company provides additional information on its web site, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to www.linmedia.com and in the “Investor Relations” section, click on “Financial Reports & Releases”, then “Quarterly and Other Reports” and then “Supplemental Financial Data”.

1 Nielsen Media Research; February 2010 Ratings; A25-54; 6pm newscast. Albuquerque and Austin data excluded due to Nielsen’s scheduled release delay. All Nielsen data included in this release represents Nielsen’s estimates, and Nielsen has neither reviewed nor approved the data included in this release.

2 Nielsen Media Research; February 2010 Ratings; A25-54; 5-6pm newscast. Albuquerque and Austin data excluded due to Nielsen’s scheduled release delay.

3 comScore, March 2010

Forward-Looking Statements

The information discussed in this press release, particularly in the section with the heading Business Outlook, includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations.  Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct.  Statements in this press release that are forward-looking include, but are not limited to, statements regarding quarter and full year station time sales order pacings; local, national and political advertising growth; digital, network compensation, barter and other revenue growth; direct operating, selling, general and administrative, barter, amortization of program rights and corporate expense growth; and cash programming, cash capital expenditures, cash interest expense and principal amortization, cash tax payments and effective tax rates and distributions from equity investments.  These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements.  Such risks and uncertainties include, but are not limited to, the potential continuing deterioration of national and/or local economies; restrictions on the Company’s operations as a result of the Company’s indebtedness; global or local events that could disrupt TV broadcasting; continuing softening of the domestic advertising market; further consolidation of national and local advertisers, and the national sales representation market; potential liabilities related to the Company’s guarantee of the debt obligations of its joint venture with NBC Universal; risks associated with acquisitions, including integration of acquired businesses; changes in TV viewing patterns, ratings and commercial viewing measurement; increases in news and syndicated programming costs, and capital expenditures; changes in television network affiliation agreements; changes in government regulation; competition; seasonality; effects of complying with accounting standards; potential influence of certain stockholders, including HM Capital Partners I LP and its affiliates, and other risks discussed in the Company’s Annual Report on Form 10-K and  other filings made with the Securities and Exchange Commission (which are available on the Company’s web site, www.linmedia.com, in the Investor Relations section), or at www.sec.gov, which discussions are incorporated in this release by reference.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About LIN Media

LIN Media, along with its subsidiaries, is a local multimedia company that owns and/or operates 28 network-affiliated broadcast television stations and interactive television station and niche web sites in 17 U.S. markets. LIN Media’s online advertising business, RMM, leverages unique technology, new product innovation and customized interactive and mobile advertising solutions to deliver measurable results to local, regional and national clients.

LIN TV Corp. is traded on the New York Stock Exchange under the symbol “TVL”. Financial information about the company is available at www.linmedia.com.

  ###
– financial tables follow –

LIN TV Corp.
Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,
	2010	2009
	(in thousands, except per share data)

Net revenues	$91,845	$74,475

Operating costs and expenses:
Direct operating	29,305	26,915
Selling, general and administrative	25,424	25,616
Amortization of program rights	6,206	6,332
Corporate	5,184	4,418
General operating expenses	66,119	63,281

Depreciation, amortization and other operating charges (benefits):
Depreciation	7,100	8,126
Amortization of intangible assets	409	20
Restructuring charge	2,118	-
Gain from asset dispositions	(181)	(1,709)
Operating income	16,280	4,757

Other expense (income):
Interest expense, net	11,715	10,922
Gain on extinguishment of debt	-	(50,149)
Other, net	(701)	489
Total other expense (income), net	11,014	(38,738)

Income from continuing operations before provision for income taxes	5,266	43,495
Provision for income taxes	1,765	18,489
Income from continuing operations	3,501	25,006
Discontinued operations:
Loss from discontinued operations net of benefit from income taxes of $659 for the three months ended March 31, 2009	-	(284)
Net income	$3,501	$24,722
Basic income per common share:
Income from continuing operations	$0.07	$0.49
Loss from discontinued operations, net of tax	-	(0.01)
Net income	$0.07	$0.48
Weighted - average number of common shares outstanding
used in calculating basic income per common share	52,827	51,114

Diluted income per common share:
Income from continuing operations	$0.06	$0.49
Loss from discontinued operations, net of tax	-	(0.01)
Net income	$0.06	$0.48

Weighted - average number of common shares outstanding
used in calculating diluted income per common share	54,475	51,122

LIN TV Corp.
Consolidated Balance Sheets
(unaudited)
	March 31,	December 31,
	2010	2009
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$9,674	$11,105
Restricted cash	2,000	2,000
Accounts receivable, less allowance for doubtful accounts (2010 - $2,017; 2009 - $2,272)	71,229	73,948
Program rights	1,825	2,126
Other current assets	6,168	6,402
Total current assets	90,896	95,581
Property and equipment, net	162,026	165,061
Deferred financing costs	7,834	8,389
Program rights	1,089	1,400
Goodwill	117,259	117,259
Broadcast licenses and other intangible assets, net	398,468	398,877
Other assets	3,069	3,936
Total assets	$780,641	$790,503

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$6,922	$16,372
Accounts payable	6,749	6,556
Accrued expenses	44,998	41,916
Program obligations	9,351	10,319
Total current liabilities	68,020	75,163
Long-term debt, excluding current portion	660,386	666,582
Deferred income taxes, net	163,872	162,025
Program obligations	1,699	2,092
Other liabilities	50,868	53,795
Total liabilities	944,845	959,657

Stockholders' deficit:
Class A common stock, $0.01 par value, 100,000,000 shares authorized,
Issued: 30,279,825 and 30,270,167 shares at March 31, 2010 and December 31, 2009, respectively
Outstanding: 29,407,007 and 29,397,349 shares at March 31, 2010 and December 31, 2009, respectively	294	294
Class B common stock, $0.01 par value, 50,000,000 shares authorized, 23,502,059 shares at March 31, 2010 and December 31, 2009, issued and outstanding; convertible into an equal number of shares of Class A or Class C common stock	235	235
Class C common stock, $0.01 par value, 50,000,000 shares authorized, 2 shares at March 31, 2010 and December 31, 2009, issued and outstanding; convertible into an equal number of shares of Class A common stock	-	-
Treasury stock, 872,818 shares of Class A common stock at March 31, 2010 and December 31, 2009, at cost	(7,869)	(7,869)
Additional paid-in capital	1,105,312	1,104,161
Accumulated deficit	(1,234,557)	(1,238,058)
Accumulated other comprehensive loss	(27,619)	(27,917)
Total stockholders' deficit	(164,204)	(169,154)
Total liabilities and stockholders' deficit	$780,641	$790,503

LIN TV Corp.
Consolidated Statements of Cash Flows
(unaudited)
	Three Months Ended March 31,
	2010	2009
	(in thousands)
OPERATING ACTIVITIES:
Net income	$3,501	$24,722
Loss from discontinued operations	-	284
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	7,100	8,126
Amortization of intangible assets	409	20
Amortization of financing costs and note discounts	1,328	977
Amortization of program rights	6,206	6,332
Program payments	(7,071)	(4,582)
Gain on extinguishment of debt	-	(50,149)
Deferred income taxes, net	1,847	18,758
Stock-based compensation	1,151	589
Gain from asset dispositions	(181)	(1,709)
Other, net	(320)	2,511
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	2,719	9,693
Other assets	1,100	1,977
Accounts payable	193	(3,920)
Accrued interest expense	6,851	5,751
Other accrued expenses	(6,340)	(15,802)
Net cash provided by operating activities, continuing operations	18,493	3,578
Net cash used in operating activities, discontinued operations	-	(101)
Net cash provided by operating activities	18,493	3,477

INVESTING ACTIVITIES:
Capital expenditures	(4,045)	(1,852)
Proceeds from the sale of assets	180	-
Net cash used in investing activities, continuing operations	(3,865)	(1,852)
Net cash used in investing activities	(3,865)	(1,852)

FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	4,000	66,000
Principal payments on long-term debt	(20,059)	(72,330)
Net cash used in financing activities, continuing operations	(16,059)	(6,330)
Net cash used in financing activities	(16,059)	(6,330)

Net decrease in cash and cash equivalents	(1,431)	(4,705)
Cash and cash equivalents at the beginning of the period	11,105	20,106
Cash and cash equivalents at the end of the period	$9,674	$15,401